Exhibit 24.2

FURTHER RESOLVED, that the signature of any officer or director of the Company on the 2024 Shelf Registration Statement or any additional registration statements, and on any amendments (including all post-effective amendments) or supplements thereto, and on any other documents or instruments relating thereto that, in the judgment of any such officer taking such action, are necessary, appropriate or advisable in order to obtain any order or orders, approval or approvals, certificate or certificates of approval, of the Commission or any other regulatory authority that may have jurisdiction in connection with any of the aforesaid matters, may be executed on behalf of such officer or director, and by the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer or Controller, to the extent the relevant officer or director has authorized the person to do so in a written power of attorney signed by the relevant office.

THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of Truist Financial Corporation on the 19th day of December, 2023.

By:	/s/ Scott A. Stengel
Name:	Scott A. Stengel
Title:	Senior Executive Vice President, Chief Legal Officer, and Corporate Secretary